                       SECURITIES AND EXCHANGE COMMISSION

                                  SCHEDULE 14C

             Information Statement Pursuant to Section 14(c) of the
                         Securities Exchange Act of 1934


Check the Appropriate Box:

 / / Preliminary Information Statement      / / Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14c-5(d)(2))
 /X/ Definitive Information Statement



                               EPIXTAR CORPORATION
                            ------------------------
                (Name of Registrant as Specified In Its Charter)


Payment of Filing fee (Check the appropriate box):

/X/ No Fee Required

/ / Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

         (1) Title of each class of securities to which transaction applies:

         (2) Aggregate Number of Securities to which transaction applies:

         (3) Per unit price or the underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it is determined):

         (4) Proposed maximum aggregate value of transaction: $ ____________

         (5) Total fee paid: $ _______________

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:


         (1) Amount Previously Paid: $_______________.

         (2) Form, Schedule or Registration Statement No.: ________

         (3) Filing Party:

         (4) Date Filed:

                               EPIXTAR CORPORATION
                              11900 Biscayne Blvd.
                              Miami, Florida 33181



February 1, 2005

To Our Shareholders:

A Special Meeting in Lieu of an Annual Meeting of Shareholders of Epixtar Corp., a Florida corporation, will be held at 2:00 p.m. on February 15, 2005, at offices of the Company at 11900 Biscayne Boulevard, Suite 700, Miami, Florida.

Enclosed is our Notice of the Special Meeting in Lieu of an Annual Meeting of Shareholders, and Information Statement. The enclosed Information Statement contain details concerning the business to come before the meeting, including election of the named nominees to our Board of Directors for the terms indicated and an increase in the shares of our common stock subject to our stock option plan.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is being mailed on or shortly after February 2, 2005, to all Shareholders entitled to vote at the meeting.

We look forward to reviewing our activities with you at the meeting. We hope you can be with us.

                                          Sincerely,

                                          /s/ Ilene Kaminsky
                                          ------------------------------
                                          Ilene Kaminsky
                                          Chief Executive Officer

                               EPIXTAR CORPORATION
                              11900 Biscayne Blvd.
                              Miami, Florida 33181

     NOTICE OF SPECIAL MEETING IN LIEU OF AN ANNUAL MEETING OF SHAREHOLDERS

                          To Be Held February 15, 2005

To the Shareholders of Epixtar Corporation:

         NOTICE IS HEREBY GIVEN that a Special Meeting in Lieu of an Annual Meeting of Shareholders of Epixtar Corp., a Florida corporation, will be held at 2:00 p.m. local time, on February 15, 2005, at the offices of the Company at 11900 Biscayne Boulevard, Suite 700, Miami, Florida to consider and to vote on the following matters as more fully described in the accompanying Information
Statement:

              1- To elect the named nominees to our Board of Directors and for the terms indicated;

              2- The ratification of an amendment to our stock option plan to increase the number of shares of our Common Stock subject to the plan to 6,000,000 shares; and

              To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

         The Board of Directors has fixed the close of business on January 25, 2005 as the record date for the determination of Shareholders entitled to notice of, and to vote at, the Meeting and any adjourned meetings thereof.

         All Shareholders are cordially invited to attend the Meeting in person. Your vote is important.

       WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.




                                         By Order of the Board of Directors

                                         /s/ Ilene Kaminsky

                                         Ilene Kaminsky
                                         Chief Executive Officer

                               EPIXTAR CORPORATION
                              11900 Biscayne Blvd.
                              Miami, Florida 33181

                              INFORMATION STATEMENT
          SPECIAL MEETING IN LIEU OF AN ANNUAL MEETING OF SHAREHOLDERS


                          To Be Held February 15, 2005


                               GENERAL INFORMATION

            Management of Epixtar Corporation ("Epixtar") is providing this Information Statement to inform you about items to be voted on at the Special Meeting in Lieu of an Annual Meeting of Shareholders to be held at 2:00 p.m. local time, on February 15, 2005, at 11900 Biscayne Boulevard Suite 700 Miami, Florida 33181. This Information Statement is being mailed on or shortly after February 2, 2005, to all Shareholders entitled to vote at the meeting.

         We are not soliciting proxies as parties holding voting control of, in the aggregate, over 50% of the votes entitled to be cast at the meeting have indicated that they will vote in favor of the above proposals.

         WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.


                         COSTS OF INFORMATION STATEMENT

            We will pay the cost preparing and sending out this information statement.


                                     VOTING

         At the close of business on January 25, 2005, the record date for determining Shareholders entitled to notice of and to vote at the meeting, the total number of shares or share equivalents entitled to vote at our meeting is 12,369,119 consisting of 11,544,119shares of common stock outstanding and 825,000 votes by holders of 16,500 shares of preferred stock outstanding. The preferred stock is entitled to vote on an as-converted basis with our common stock, with each share of preferred being entitled to fifty non-cumulative votes. Each share of our common stock is entitled to one non-cumulative vote. The total votes represented by the shares of common stock and the votes to which the preferred stock are entitled shall be referred to as the "Votes."

Vote Required

Provided a quorum is present at the meeting (in person or by proxy):

A plurality of the Votes cast shall be sufficient to elect each nominee on the Company's slate of directors (Proposal 1) and a favorable Vote of a majority of the outstanding shares is necessary to approve Proposal 2.



                                 PROPOSAL NO. 1

                     TO ELECT EIGHT DIRECTORS OF THE COMPANY

                         INFORMATION CONCERNING NOMINEES

All of the nominees are presently directors of the Company. The following table sets forth the positions and offices presently held with us by each nominee, his or her age, his or her principal occupation and his tenure as a director:

                                    Principal Occupation or              Employed                 Director
Name                       Age      Position                             By                       since
----------------           ---      --------------------------           ------------             -----------
Ilene Kaminsky             39       Chief Executive Officer              Epixtar Corp.

David Srour                43       President,                           Epixtar Corp.            2003
                                    Chief Operating Officer

Irving Greenman            69       Chief Financial Officer              Epixtar Corp.            2000

David Berman               58       Attorney                             Berman & Berman          2002

Kenneth Elan               52       Attorney                             Law Office of            2003
                                                                         Kenneth Elan

John W. Cooney             68       Vice President                       Lionstone Group          2003

Robert Palmer              78       Attorney                             The Aviation Legal
                                                                         Group, P.A.

Sheldon Goldstein          64       Consultant                           Independent
                                                                           Consultant

Ilene Kaminsky has served as Chief Executive Officer of Epixtar since November 2004. Prior to joining Epixtar Ms. Kaminsky spent four years with Cisco Systems driving business strategy both within Cisco and to its customers in the telecommunications service provider market. Preceding her tenure at Cisco, she spent 10 years focused on business development, corporate strategy, marketing, business planning, and raising capital in the public and private markets. Prior to Cisco, she served as Vice President of Marketing for HTE8 from 1999 to 2000, a fixed wireless broadband service provider. Ms. Kaminsky consulted for a number of service provider start-up companies where, in addition to developing corporate strategies and raising capital with venture capital firms and other investors, she also served as Chief Marketing Officer at yourorg.com, an affinity portal company, and as Senior Vice President of Marketing and Founder at The Intelesis Group/ FreeCaller Communications, a long distance and telephony provider. She served as Vice President of Marketing at Equalnet Communications in Houston, a facilities-based voice local and long distance provider marketing voice solutions to SMBs and Enterprises. There she played a primary role in diligence and acquisition of several ISPs and IT integration companies. Ms. Kaminsky holds a dual BA from University of Florida in English and Philosophy.

David Srour has served as our President since June 2003 and is our Chief Operating Officer since 2001. On April 16, 2004, he became our Chairman of the Board of Directors. He previously served as our Vice President from November 2001 through to June 2003. Prior to joining us, Mr. Srour was Senior Director of Information Service of Carr America Realty, a former client of his at KPMG Consulting in McLean, Virginia, where he was a Senior Manager from 2000 to 2001. At KPMG, Mr. Srour specialized in eCommerce, project management and process improvement consulting services. Beginning in 1997, he spent four years at Ernst and Young LLP, providing information systems and process improvement consulting services including back office and eCommerce implementations for such clients as General Motors, Lehman Brothers and Simon Property Group. Mr. Srour also has significant telecommunications experience, including roles as COO of Interactive Telecard Services, Inc. and SmarTel Communications. Mr. Srour holds a dual BS in Information Systems and Marketing from the Syracuse University School of Management.

Irving Greenman has, since June 2000, served in various executive positions for us, including our Chief Financial Officer and Chief Executive Officer. From 1998 through 1999, he was Chief Financial Officer for Kaleidoscope Media Group, Inc., an entertainment company. Prior to that, he was the Chief Financial Officer for Medica Media and Healthcare International, both of which were engaged in the healthcare industry. Mr. Greenman is a Certified Public Accountant licensed in New York and in Florida. Mr. Greenman graduated with a BBA from City College of New York, which is now the Bernard Baruch School of Business. He holds a CPA in both New York and Florida.

David Berman is a practicing attorney in Miami, Florida and one of the Company's outside directors. Since 1983, Mr. Berman has been a partner in Berman & Berman, a partnership in Miami, Florida specializing in tax law and business planning. Prior to this he was a member of the firm of Bedzow & Korn of Miami.

Kenneth Elan has been a practicing attorney in New York City for over twenty-five years. For the last five years he has been a sole practitioner specializing in litigation concentrating in corporate and commercial litigation.

John W. Cooney has been a Vice President for Lionstone Group, Inc., owner of the Seville and the Ritz-Carlton Hotels on Miami Beach, DuPont Plaza in Miami, Sheraton Curacao Resort, Princess Beach Resort Curacao, and Holiday Inn Aruba, since 2000. From 1997 through 2000, he was President of Westbourne, Inc., an import-export company. He retired in 1997 from Coopers & Lybrand's Miami office where he served as Senior Tax Partner. While with Coopers & Lybrand, he served on several committees in the firm, having responsibility for review of all real estate tax oriented investments in which the firm was involved. Mr. Cooney provides tax and financial consulting services specializing in taxation, including foreign taxation, real estate and partnerships. Mr. Cooney has provided expert witness testimony in many proceedings involving real estate, condominium conversions and other related matters.

Sheldon Goldstein has been self-employed for more then the past fifteen years as a consultant for clients in the business of document transportation. His prior business experience included employment by the city of Philadelphia, Pennsylvania as a tax examiner or reviewing returns of firms doing business in that city. He received a B.S. in Business Administration from Temple University in 1982.

Robert M. Palmer has since 2002 been associated with Aviation Legal Group, P.A. in Fort Lauderdale, Florida. From 2000 to 2002, he was engaged in the private practice of law in Boca Raton, Florida. Mr. Palmer has been practicing law in the state of Florida for over forty years with and emphasis on aviation and international law. He graduated from St. John's Law School in 1951.


                        INFORMATION CONCERNING THE BOARD

The Board of Directors held two meetings during the year ended December 31, 2003. During the year all other actions were taken through unanimous written consents.

Audit Committee

Prior to August 14, 2003, the Board of Directors acted as the Audit Committee as permitted by the rules of the Securities and Exchange Commission. Effective August 14, 2003, however, we established an Audit Committee consisting of three independent directors. John Cooney is chairman of the audit committee and our financial expert under the rules of the Securities And Exchange Commission. Mr. Cooney has over thirty years experience as a partner of a leading public accounting firm. He does not have nor does any other director member of the committee, have a prior relationship with us and each is independent under the rules of the American Stock Exchange. During 2003 the audit committee met once.


Other Committees

Prior to 2004, the Company had no committees other than the Audit Committee. In 2004, it established a committee of independent directors to consider transactions with affiliates and compensation. The Company does not have a nominating committee for members of the Board and does not believe one was necessary at this time.

                             EXECUTIVE COMPENSATION

The following table sets forth information concerning compensation paid or accrued by us or any of our subsidiaries for services rendered during the fiscal year ended December 31, 2003 by all persons who acted as a Chief Executive Officer and for the four highest paid officers earning in excess of $100,000 during 2003.


                           SUMMARY COMPENSATION TABLE

                                        Annual Compensation             Long-Term Compensation
                                    ---------------------------        -------------------------
NAME AND                                                                              SECURITIES
PRINCIPAL                                                                             UNDERLYING
POSITION                            YEAR             SALARY ($)        AWARDS         OPTIONS
---------                           ----             ----------        ------         -------

Martin Miller, Chief                2003             None
Executive Officer

                                    2002             None
                                    ----             ----

David Srour, Chief                  2003             $222,500          300,000
Operating Officer

                                    2002             $186,969          $50,000
                                    ----             --------          -------

                                    2001             $28,000           40,000
                                    ----             -------           ------

Irving Greenman,                    2003             $285,000          300,000
Chief Financial
Officer

                                    2002             $300,000          75,000
                                    ----             --------          ------

                                    2001             200,000           200,000
                                    ----             -------           -------

Gerald Dunne Jr.,                   2003             $193,750          300,000
Vice President

                                    2002             $146,315          50,000
                                    ----             --------          ------

                                    2001             $50,000
                                    ----             -------

Richard Sablon, Vice                2003             $176,750          200,000
President

                                    2002             $141,219          25,000
                                    ----             --------          ------

                                    2001             $75,414           150,000
                                    ----             -------           -------

(1) Mr. Greenman was Chief Executive Officer until October, 2002 when Mr. Martin Miller assumed that position.


         Set forth below is the compensation accrued for each of the nominees for director who are employees of the Company:

                    Ilene Kaminsky                 $ 25,000
                    Irving Greenman                $310,000
                    David Srour                    $319,125

Options

Set forth below with respect to the Officers named above is further information concerning options to purchase common stock under our stock option plan.

OPTION GRANTED IN 2003

                                            Number of             Percent of total
                                            Securities            options/granted
                                            Underlying            to employees           Exercise or    Expiration
Name                                      options granted         in fiscal year          base price    date
----                                      ---------------         --------------          ----------    ----------

David Srour......................            300,000                   7.7%                  3.50         2008

Irving Greenman..................            200,000                   5.1%                  3.50         2008

Gerald Dunne.....................            300,000                   7.7%                  3.50         2008

Ricardo Sablon...................            200,000                   5.1%                  3.50         2008

All of the options have a term of five years and have the same vesting terms. One third of the shares subject to the option vest on the first anniversary of grant with an additional third vesting on the next two anniversary dates.

Options Exercised and Fiscal Year End Options Retained

No options were exercised by any above named officer in 2003. The market price our common stock on December 31, 2003 was above the exercise price of all outstanding options and consequently all these options were in the money.

Set forth below is certain information relating to options retained by the above named officers at December 31, 2003:

                                                                                         Value of unexercised
                                              Number of securities underlying               in-the-money
                                              unexercised options at year end             options at year end
                                              --------------------------------         --------------------------
Name                                            Vested            Not Vested              Vested     Not Vested
----                                            ------            ----------              ------     ----------

David Srour...............................      26,667              313,333             $60,000      $705,000

Irving Greenman...........................     133,333              266,667             300,000       600,000

Gerald Dunne..............................      33,333              313,667              75,000       705,750

Ricardo Sablon............................     100,000              250,000             225,000       562,500


Director Compensation

In 2003, we issued options to purchase 50,000 shares to each of John Cooney and Kenneth Elan at exercise prices of $4.50 and $3.50 respectively. All of the foregoing options subsequent to 2003 we are substantially similar to the options granted executive officers described above. We recently initiated a new independent director compensation package. Each will independent director will receive $10,000 per annum and $5,000 for participation on the audit committee.

              PRINCIPAL SHAREHOLDERS AND STOCKHOLDINGS OF DIRECTORS

The following table sets forth certain information regarding beneficial ownership of the common stock as of December 31, 2004 by:

         o each stockholder known by us to be the beneficial owner of more than 5% of the outstanding common stock,

         o each director of ours and nominee for election as a director of ours,

         o  each named officer,

         o  and all directors and executive officers as a group.

Except as otherwise indicated, we believe that the beneficial owners of the common stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. The addresses of all the persons listed is c/o Epixtar Corp., 11900 Biscayne Blvd., Miami, Florida, 33191.

    Name of                                                         Number of Shares           Approximate
 Beneficial Owner                                                  Beneficially Owned          Percentage
--------------------                                               ------------------         --------------

Martin Miller (1)(2)........................................              2,873,921                24.9%
Stanley Myatt (1)...........................................              2,778,000                24.1%
Sheldon Goldstein...........................................                900,000                 7.8%
David Srour (3).............................................                140,000                 1.2%
Irving Greenman (3).........................................                266,667                 2.3%
David Berman (3)............................................                 51,466                 0.4%
Ricardo Sablon (3)..........................................                216,666                 1.8%
Gerald Dunne (3)............................................                150,000                 1.3%
John Cooney (3).............................................                 16,667                0.01%
Kenneth Elan (3)............................................                 16,667                0.01%
Ilene Kaminsky..............................................                 none
Robert Palmer...............................................                 none
Directors (including nominees)& Officers as a group(1)(3)...              2,071,465                15.2%

------------
(1) Including shares registered in the name of Trans Voice L.L.C.. Each of Messrs. Miller and Myatt is deemed to beneficially own this percentage of shares of common stock owned by Trans Voice by virtue of their or their affiliate's 50% ownership of Trans Voice Investments Inc. which owns 98% of Trans Voice L.L.C. with the balance of the shares of Trans Voice Investments owned these individuals.

(2) Includes 95,921 shares owned by Mr. Miller and his spouse. It does not include 122,500 shares owned by his spouse as to which Mr. Miller denies any beneficial ownership.

(3) Represents shares underlying options exercisable within 60 days. In addition to these options, additional shares are subject to options not exercisable within 60 days as follows:


        Irving Greenman.....................................     133,334
        David Berman........................................      33,334
        Kenneth Elan........................................      33,333
        David Srour.........................................     200,000
        John Cooney.........................................      33,333
        Ricardo Sablon......................................     133,334
        Gerald Dunne........................................     200,000
        All officers and directors as a group...............   1,193,336


Non Beneficial Holders

Brookfield Investments Ltd. is the record owner of more than five percent of our common stock. Brookfield owns of record 770,000 shares and has warrants to purchase 3,550,000 shares of our common stock. We have been advised by Brookfield that all of our securities held by it are held as nominee for unrelated third parties none of whom have an interest equal to a five percent. Laurus owns a $5,000,000 principal amount Secured Convertible Term Note which is convertible into 2,380,952 shares of our common stock. It also owns warrants to purchase 993,827 shares of our common stock. Both the note and warrant contain a provision that prohibits conversion or exercise, if upon such conversion or exercise Laurus would own 4.99% or more of the outstanding shares of our common stock. This provision does not apply to defaults and may be waived upon 75 days prior notice by Laurus. Because of this prohibition, Laurus does not beneficially own more than 5% of our shares of common stock.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On November 14, 2000 we acquired the entire interest of Trans Voice Investment Ltd. in SavOn, a Florida limited liability company. Trans Voice Investment, Ltd.'s was an 80% interest in SavOn. The consideration for Trans Voice Investment Ltd.'s entire interest in SavOn was 2,000,000 shares of our common stock. The original agreement provided for the issuance of additional shares if during the six-month period from January 1, 2001 to June 30, 2002, the accumulated net after tax income of SavOn was greater than $1,200,000. For each $1.00 of any such excess of net after tax income, Trans Voice Investments Ltd. was to receive additional shares having a market value of $10.00. Due to the cancellation of SavOn's agreement with Global Crossing, SavOn discontinued its telecommunications business. Trans Voice Ltd. claimed that it was deprived of its right to additional shares as SavOn would have no earnings. In lieu of all claims of Trans Voice Investment, Ltd. against us, we paid an additional $225,000 that was treated as part of the purchase price.

On March 31, 2001, we acquired all the shares of NOL Group in exchange for 2,000,000 of our shares. At the time Trans Voice Investment Ltd. owned 80% of NOL Group, and was a principal stockholder (with the balance owned by Sheldon Goldstein.) Prior to the transaction, Trans Voice Ltd. also held 2,000,000 shares or thirty three and one third percent of our stock. As part of the transaction, we agreed to pay additional contingent consideration to the former shareholders of National Online. If, during the eighteen month period between April 1, 2001 and September 30, 2002, the accumulated net after tax income of NOL Group was $1,200,000 or greater. In that event, we were required to issue a number of our additional shares equal to any excess divided by ten. During 2001 the former owners of NOL Group claimed that we failed to commence National Online's operations timely and adequately fund it. As of November 30, 2001, the shareholders and we agreed to eliminate the contingent right and settle all claims in consideration for an additional 2,500,000 shares of our common stock. The value of the stock was $5,750,000 based on the market price at the time.

In April 2001 NOL Group, Inc. entered into an oral agreement to pay Trans Voice Investments, Inc. a monthly fee of $4.00 for each of its customers. On October 1, 2001, the agreement was modified because the parties agreed that the payments would become excessive and burdensome. (Trans Voice Inc. is unaffiliated with Trans Voice Ltd.) Pursuant to the Payment Agreement NOL Group and other subsidiaries are obligated to pay Trans Voice Inc $150,000 per month as long as NOL Group and affiliates operates their ISP programs. In addition, Trans Voice Investments, Inc. is to receive $1.00 for each additional customer in excess of 100,000 customers in any given month. NOL Group is also obligated to provide office space and services to Trans Voice Investments, Inc. The agreement constitutes consideration for services including services as a finder provided in connection with the organization of NOL Group. Messrs. Stanley Myatt and Martin Miller, or their affiliates, are the sole stockholders of Trans Voice Investments, Inc. This corporation, together with Messrs. Miller and Myatt, individually own the entire interest of Trans Voice L.L.C., which has been our principal shareholder since June 2002. Mr. Miller was our chief executive officer prior to the execution of the Payment Agreement and again thereafter from September 2002 to April 2004. The parties to the Payment Agreement agreed to limit the payment obligation to $4,200,000 in monthly installments of $300,000 per month from November 2004 through December 2005. Trans Voice L.L.C. has also entered into an agreement pursuant to which it will be compensated for any clients and acquisition candidates it introduces to us with whom we consummate a transaction.

As of April 2003 we determined to outsource many aspects of the development of our new business plan. We have entered into an agreement with Trans Voice L.L.C., our principal stockholder, to find, contract with, pay and supervise an entity to assist in the development of our new business, including assisting us in:

o Managing existing vendor relationships for sales campaigns and growth to meet and liven up new business needs.

o Managing site selection, lease negotiations, design, and build-out of Epixtar's offshore call centers.

o Negotiating incentive and financial assistance packages with government ministries and agencies on behalf of Epixtar.

o Identifying commercial opportunities for Epixtar to sell new services and developing new products for Epixtar to market.

o Identifying and negotiating merger and acquisition situations for Epixtar.

The above described arrangement involving three parties was structured to enable Transvoice to supervise the subcontractor. As it turned out the amount of time required for supervision was negligible. As the amount of time necessary for the supervision was minimal we determined the value of Trans Voice's services was de minimus.

Mr. Todd Fisch, who is now one of our executive officers, owns the entire equity interest, in this subcontractor consulting firm. For Mr. Fisch's recent employment history reference is made to the section "Management, Officers, and Directors".

In the third quarter of 2002, we repaid loans aggregating $175,000 to Trans Voice Inc. and Stanley Myatt. The loans bore interest at seven percent per annum.

Commencing in 2004, Messrs. Miller and Myatt each received salaries of $300,000 as consultants to the Company. The salary to each of them has been reduced to $150,000 per annum beginning January 2005.

Based upon agreements in principle reached on November 20, 2002, we entered into an agreement on December 6, 2002 relating to the note to Brookfield Investments Ltd. The note is in the amount of approximately $2,454,000 and is due on demand. We obtained an agreement to defer demand for payment for over two years, and for Brookfield to subordinate its security interest in our and our subsidiaries' accounts receivable to certain types of lenders. We agreed to issue 3,000,000 shares of our restricted common stock and agreed to repay accrued interest by July 2003. We retained the right to prepay the loan without any penalty at any time. The stock was never issued pending negotiations that began in December 2002. After these negotiations, the agreement was amended to provide for issuance of warrants to Brookfield to purchase 4,000,000 shares of our common stock at an exercise price of $.50 per share in lieu of issuing the 3,000,000 shares to Brookfield. The warrants are exercisable during the period from May 31, 2003 until May 31, 2006. Subsequent to March 2003 Brookfield voluntarily agreed to surrender its security interest.

While we believe the transactions referred to were fair, they were not negotiated at arms length. Transactions with any of our principal stockholders, officers or directors must now be approved by the majority of our independent directors.

From time to time during 2003 and 2004, Messrs. Myatt and Miller or their affiliates and other officers and directors, have advanced amounts on our behalf or deferred amounts owed to them or their affiliates.




                                 PROPOSAL NO. 2

RATIFICATION OF THE INCREASE IN THE NUMBER OF SHARES SUBJECT TO THE 2001 STOCK OPTION PLAN FROM 4,000,000 SHARES TO 6,000,000 SHARES.

We have adopted an option plan entitled the Global Asset Holdings 2001 Stock Option Plan (the "Option Plan"). The purpose of the Option Plan is to provide us with a vehicle to attract, compensate and motivate selected eligible persons, and to appropriately compensate them for their efforts, by creating a broad-based stock plan which will enable us, in our sole discretion and from time to time, to offer to or provide such eligible persons with incentives or inducements in the form of awards as such term is defined below, thereby affording such persons an opportunity to share in potential capital appreciation of our common stock.

An Amendment to the Option Plan was approved by the board of directors and is subject to approval by the shareholders. A total of 6,000,000 shares of common stock are available for issuance under the plan pending approval.

Under the Option Plan, an eligible person is any person who, at the applicable time of the grant or award under the Option Plan, is an employee, a director and/or a consultant or advisor of our notes have limited the amount of additional options we may issue up to 250,000 additional options. As of December 31, 2004 there were options outstanding to purchase 4,434,000 shares of common stock under the Option Plan. The Company has granted options to purchase 434,000 shares of the Company's common stock in excess of 4,000,000 shares.

The above description of the Option Plan is qualified in its entirety by reference to the full text of the Option Plan, as well as the terms and conditions of any award agreement governing the grant of an award under the Option Plan.

On May 28, 2004, we granted additional options to purchase 150,000 shares of our common stock at $3.55 per share to our employees and service providers including options to an officer to purchase 60,000 shares of our common stock.

Under the Option Plan, an eligible person is any person who, at the applicable time of the grant under the Option Plan, is an employee, a director and/or a consultant or advisor of ours, or of any parent or subsidiary or other entity for which the person is performing services at our request. The Option Plan provides for its administration by the board of directors or a committee chosen by the board of directors, which has discretionary authority, subject to certain restrictions, to determine the number of shares issued pursuant to incentive stock options and non-statutory stock options and the individuals to whom, the times at which and the exercise price for which options will be granted.

Nature of Options

Options granted may be either incentive stock option ("ISO") under the Internal Revenue Code of 1986, as amended (the "Code"), or options not intended to qualify as ISOs ("Non-ISOs"). The Committee may determine the exercise price, provided that, in the case of ISOs, such price may not be less than 100% (110% in the case of ISOs granted to holders of 10% or more of the voting power of the Company's stock) of the fair market value (as defined in the Option Plan) of a share of Common Stock at the date of grant. The aggregate fair market value (determined at time of option grant) of stock with respect to which ISOs become exercisable for the first time in any year cannot exceed $100,000.

Options issued under the Option Plan will be non-transferable (except by will or the laws of descent and distribution in the event of death), shall have a term of up to ten (10) years without the permission of the Board of Directors and shall vest in accordance with the terms established for such options by the Board, provided the optionee remains an officer, employee or director of the Company for at least one year after the date of the grant. Upon the termination of an optionee's service as a director, officer or employee of the Company for reasons other than retirement, death or permanent or total disability, the option and optionee's rights thereunder will terminate in accordance with the time established for such termination by the Board.

Purpose

The Board adopted the Option Plan in the belief that it is in the best interests of the Company to encourage its directors, officers and key employees and other providing services to have an ownership interest in the Company in order to align their interests more closely with those of the other shareholders and that the grant of options under the Option Plan can be appropriately employed to attract and retain qualified persons as directors, officers and employees of the Company.

Federal Income Tax Consequences

The following discussion of the federal income tax consequences of the Option Plan is intended to be a summary of applicable federal income tax law. State and local tax consequences may differ. Because the federal income tax rules governing options are complex and subject to frequent change, participants are advised to consult their tax advisors prior to exercise of options or dispositions of stock acquired pursuant to an option exercise.

The Option Plan provides for the granting of options which are intended to qualify either as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986 or as options which are not intended to meet the requirements of such section (non-statutory stock options"). The exercise price of all incentive stock options must be at least equal to the fair market value of such shares on the date of the grant or, in the case of incentive stock options granted to the holder of more than 10% of our common stock, at least 110% of the fair market value of such shares on the date of the grant. The maximum exercise period for which incentive stock options may be granted is ten years from the date of grant (five years in the case of an individual owning more than 10% of our common stock). The aggregate fair market value (determined at the date of the option grant) of shares with respect to which incentive stock options are exercisable for the first time by the holder of the option during any calendar year shall not exceed $100,000. All our options have been non-qualified.

Options that are granted under the Option Plan may qualify as ISOs and as such must comply with the requirements of Section 422 of the Code. An optionee is not taxed upon the grant or exercise of an ISO; however, the difference between the fair market value of the shares on the exercise date will be an item of adjustment for purposes of the alternative minimum tax. If an optionee holds the shares acquired upon the exercise of an ISO for at least two (2) years following the date of the grant of the option and at least one year following the exercise of the option, the optionee's gain, if any, by a subsequent disposition of such shares will be treated as long-term capital gain for federal income tax purposes. The measure of the gain is the difference between the proceeds received on disposition and the optionee's basis in the shares (which generally would equal the exercise price). If the optionee disposes of shares acquired pursuant to exercise of an ISO before satisfying the one- and two-year holding periods described above, the optionee will recognize both ordinary income and capital gain in the year of disposition. The amount of the ordinary income will be the lesser of (i) the amount realized on disposition less the optionee's adjusted basis in the shares (usually the option exercise price) or (ii) the difference between the fair market value of the shares on the exercise date and the option price. The balance of the consideration received on such disposition will be long-term capital gain if the shares had been held for at least one year following exercise of the incentive stock option. The Company is not entitled to an income tax deduction on the grant or the exercise of an ISO or on the optionee's disposition of the shares after satisfying the holding period requirement described above. If the holding periods are not satisfied, the Company will be entitled to an income tax deduction in the year the optionee disposes of the shares, in an amount equal to the ordinary income recognized by the optionee.

In the case of a non-qualified option, an optionee is not taxed on the grant of such option. Upon exercise, however, the participant recognizes ordinary income equal to the difference between the option price and the fair market value of the shares on the date of the exercise. The Company is entitled to an income tax deduction in the year of exercise in the amount of the ordinary income recognized by the optionee. Any gain on subsequent disposition of the shares is long-term capital gain if the shares are held for at least one year following the exercise. The Company does not receive an income tax deduction for this gain.

Stockholder Vote Required.

The ratification of the amendment to Company's 2001 Stock Option Plan will require the affirmative vote of a majority of the shares of Common Stock at the meeting.


                          TRANSACTION OF OTHER BUSINESS

As of the date of this Information Statement, the Board of Directors of the Company is not aware of any matters other than those set forth herein and in the Notice of Meeting of Shareholders that will come before the meeting. Should any other matters arise requiring the vote of Shareholders, it is intended that proxies will be voted with respect thereto in accordance with the best judgment of the person or persons voting the proxies.


                              SHAREHOLDER PROPOSALS

Shareholder proposals intended to be presented at the Company's 2005 Annual Meeting of Shareholders pursuant to the provisions of Rule 14a-8 of the Securities and Exchange Commission, promulgated under the Exchange Act, must be received by the Company's offices in Miami, Florida by April 16, 2005 for inclusion in the Company's proxy statement and form of proxy relating to such meeting.


                                   FORM 10-KSB

A COPY OF OUR FORM 10-KSB FOR 2003 IS AVAILABLE AT NO CHARGE UPON WRITTEN REQUEST TO ITS INVESTOR RELATIONS DEPARTMENT AT 11900 BISCAYNE BOULEVARD SUITE 700, MIAMI, FLORIDA 33181.